Exhibit 10.27

CONFIDENTIAL

February 5, 2014

Mr. Michael D. Modak

[Home Address]

Dear Mike,

In connection with your separation from Polymer Group, Inc., I am pleased to confirm the following adjustments with regard to your participation in the equity programs of Scorpio Holdings Corporation (the “Company”) and your vested options to purchase 200 Shares of the Company.

In consideration of your service, the following adjustments have been made to certain provisions of that certain Nonqualified Stock Option Agreement with Company (the “Option Agreement”) dated October 21, 2012, and that certain 2011 Scorpio Holdings Corporation Stock Incentive Plan dated January 25, 2011 (the “2011 Plan”) as applicable:

Time Options. Notwithstanding Section 4 of the Option Agreement, the Time Options that remained vested upon Mr. Modak’s Date of Termination shall expire on the earlier of (x) the Expiration Date (as defined in the Option Agreement) or (y) such earlier date that Mr. Modak breaches any restrictive covenant in Section 5 of the Option Agreement.

Net Settlement. Upon any exercise of the vested portion of the Time Options after the Date of Termination, Mr. Modak may elect to pay the “option price” and any mandatory tax withholding due upon the exercise therefor using a net settlement mechanism whereby the number of Shares delivered upon the exercise of the Options will be reduced by a number of Shares that has a Fair Market Value (as defined in the 2011 Plan) equal to the amount of such option price and tax withholding.

Call Rights. Each of the Company and Sponsor (as defined in the Subscription Agreement, attached as Exhibit C to the Option Agreement), shall waive its Call Option (as defined in the Subscription Agreement) under Section 4.2 of the Subscription Agreement, unless Mr. Modak (x) engages in Competitive Activity as defined in Section 1.10 of the Subscription Agreement or (y) otherwise breaches any restrictive covenant in Section 5 of the Option Agreement, or Section 4.2(a)(iv)-(v) of the Subscription Agreement, in which case the Call Option specified in Section 4.2 of the Subscription Agreement shall continue to apply.

Please sign below indicating your agreement of the above.

Very truly yours,

SCORPIO HOLDINGS CORPORATION

By:	/s/ Anjan Mukherjee
Name:	Anjan Mukherjee	Date
Title:

Accepted and Agreed:

Michael D. Modak		Date

cc:	Mary Tomasello

Dan Rikard

Please sign below indicating your agreement of the above.

Very truly yours,

SCORPIO HOLDINGS CORPORATION

By:
Name:	Date
Title:

Accepted and Agreed:

/s/ Michael D. Modak	Feb 10, 2014
Michael D. Modak	Date

cc:	Mary Tomasello

Dan Rikard